Exhibit 5.1



May 2, 1996



Oryx Energy Company
13155 Noel Road
Dallas, Texas 75240-5067

Re:  Form S-8 Registration Statement - Equity and
	Deferred Compensation Plan for Non-Employee Directors

Gentlemen:

	We have acted as counsel for Oryx Energy Company, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of 300,000 shares of the Company's
Common Stock, par value $1.00 per share (the "Shares"), for issuance and sale pursuant to the Company's Equity and Deferred Compensation Plan for Non-Employee Directors (the "Plan"). We have participated in the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration of the Shares under the 1933 Act.

	In connection with the foregoing, we have examined the originals or copies, certified or otherwise authenticated to our satisfaction, of the Plan, the Registration Statement and such corporate records of the Company, certificates of public officials and officers of the Company and other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed. As to various questions of fact material to such opinion, we have, where relevant facts were not independently established, relied upon statements of officers of the Company whom we believe to be responsible. We have also assumed that all Shares issued pursuant to Section 5(b) of the Plan will be treasury shares.

	Based upon the foregoing and in reliance thereon, we advise you that in our opinion the Shares, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid and nonassessable.

	We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under
Section 7 of the 1993 Act or the rules or regulations of the Securities and Exchange Commission thereunder.

						Respectfully submitted,

						Thompson & Knight,
						A Professional Corporation



						By:  /s/ Paul M. Johnston
							Paul M. Johnston, Attorney

PMJ/ls


79739 09862 CORP 113592
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